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                                                                    EXHIBIT 10.9

                     FIRST AMENDMENT OF EMPLOYMENT AGREEMENT

         This First Amendment of Employment Agreement ("First Amendment") is made and effective as of this 3rd day of August, 1998, by and between AMERICAN COMMERCIAL BANK ("Employer"), and JERRY LUKIEWSKI ("Employee"). This First Amendment is made with specific reference to the following facts:

                                    RECITALS

         A. Employer and Employee entered into that certain Employment Agreement dated March 2, 1998 ("Agreement"), pursuant to which Employee was retained as the President and Chief Executive Officer of Employer for an initial term of six
(6) months.

         B. The initial term of the Agreement has expired and Employer and Employee wish to extend the Terms and Conditions of the Agreement pursuant to this First Amendment.


                              TERMS AND CONDITIONS

         NOW, THEREFORE, for and in consideration of the foregoing recitals and the Terms and Conditions contained in this First Amendment, the parties agree as follows:

         1. TERM OF EMPLOYMENT. Section 3 of the Agreement is hereby restated in its entirety to read as follows:

                  "3. TERM OF EMPLOYMENT. Employee's employment shall be for an initial term of three (3) years, commencing on August 3, 1998; SUBJECT, HOWEVER to the prior termination of this Agreement as provided herein (the "Initial Term"). The Initial Term may be extended by the mutual, written agreement of Employer and Employee."

         2. COMPENSATION. Section 4 of the Agreement is hereby restated in its entirety to read as follows:

                  "4. COMPENSATION. As compensation for all services rendered pursuant to this Agreement, Employee shall receive an annual salary of One Hundred Thirty-Five Thousand Dollars ($135,000.00), which salary shall be reviewed by Employer annually throughout the Initial Term. Such salary shall be payable in periodic installments in accordance with Employer's payroll practices in effect from time to time and shall be subject to the deductions and withholdings prescribed by law. Employee's salary shall be prorated for any year in which this Agreement is in effect for only a portion of the year."



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                           (a) BONUS PROGRAM. In addition to the payment of the
                  annual salary specified in Section 4 above, Employee shall have the ability to earn an incentive bonus, pursuant to Employer's bonus program in effect for its senior executives from time to time. In no event, however, regardless of Employer's after-tax profit for any year, shall Employee's incentive bonus exceed fifty percent (50%) of Employee's then existing annual base salary.

         3. REMAINING TERMS AND CONDITIONS. All remaining Terms and Conditions of the Agreement shall remain in full force and effect between Employer and Employee and are incorporated herein as if restated in full.

         IN WITNESS WHEREOF, the parties hereto have executed the foregoing First Amendment effective as of the date first written above.

"EMPLOYER"                                  "EMPLOYEE"

AMERICAN COMMERCIAL BANK                    JERRY LUKIEWSKI

By:  __________________________             __________________________

Title:  _______________________